WATSON DAUPHINEE & MASUCH
                              CHARTERED ACCOUNTANTS

                                    SUITE 420
                               1501 WEST BROADWAY
                                 VANCOUVER, B.C.
                                 CANADA V6J 4Z6
                               TEL: (604) 734-5247
                               FAX: (604) 734-4802






                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm, Watson Dauphinee & Masuch Chartered Accountants, under the caption "Experts" and to the use of our reports dated August 11, 2000 and November 05, 1999 in the Registration Statement (Form SB-2) and related Prospectus of forestindustry.com, Inc., dated March 1, 2001, for the registration of 2,703,866 shares of its common stock.





"Watson Dauphinee & Masuch"
Chartered Accountants

Vancouver, B.C., Canada
March 1, 2001